AMENDMENT TO THE MANAGEMENT AGREEMENT
This AMENDMENT dated 22 July 2016 to the MANAGEMENT AGREEMENT made as of the 14th day of September 2015 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), ORION FUTURES FUND L.P., a New York limited partnership (the “Partnership”) and SYSTEMATICA INVESTMENTS LIMITED, a company incorporated under the laws of Jersey (the “Advisor”, and together with CMF and the Partnership, the “Parties”).
W I T N E S S E T H:
WHEREAS, CMF allocates, from time to time, a certain amount of the assets of the Partnership to the Advisor to trade pursuant to the Management Agreement; and
WHEREAS, with effect from January 1, 2016, the frequency of payment of any Incentive Fee earned by the Advisor changed from a quarterly payment to an annual payment; and
WHEREAS, the Parties wish to amend the Management Agreement to reflect this change and certain other changes to the Management Agreement relating to brokers and eligible markets,
NOW, THEREFORE, the parties agree as follows:
Incentive Fee Changes
1.          The text of Section 4(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:
“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee (“Incentive Fee”) payable annually in respect of each calendar year equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services (“Management Fee”) equal to 1/12 of 1% (1% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Net Assets of the Partnership allocated to the Advisor as of the last Business Day of each month by 1% and dividing the result thereof by 12).”

2.          The text of Section 4(c) of the Management Agreement shall be deleted in its entirety and replace by the following:

“New Trading Profits" shall mean the excess, if any, of Net Assets of the Partnership managed by the Advisor at the end of the fiscal period over Net Assets of the Partnership managed by the Advisor at the end of the highest previous fiscal period or Net Assets of the Partnership allocated to the Advisor at the date trading commences by the Advisor for the Partnership, whichever is higher, and as further adjusted to eliminate the effect on Net Assets of the

Partnership resulting from new capital contributions, redemptions, reallocations or distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses shall be attributed to the Advisor pro-rata based on the Advisor's proportionate share of Net Assets of the Partnership. Ongoing expenses shall not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership. Ongoing expenses include offering and organizational expenses of the Partnership. Interest income earned, if any, shall not be taken into account in computing New Trading Profits earned by the Advisor. If Net Assets of the Partnership allocated to the Advisor are reduced due to redemptions, distributions or reallocations (net of additions), there shall be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Advisor may receive another Incentive Fee.”

3.          The text of Section 4(d) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“Annual Incentive Fees in respect of each calendar year and monthly Management Fees shall be paid within twenty (20) Business Days following the end of the period for which such fee is payable.  In the event of the termination of this Agreement as of any date which shall not be the end of a calendar year or a calendar month, as the case may be, the annual Incentive Fee shall be computed as of the effective date of termination and the monthly Management Fee shall be prorated to the effective date of termination.  If, during any month, the Partnership does not conduct business operations as a result of action or inaction by the Advisor or the Advisor is unable to provide the services contemplated herein as a result of action or inaction by the Advisor for more than two successive Business Days, the monthly Management Fee shall be prorated by the ratio which the number of Business Days during which CMF conducted the Partnership’s business operations or utilized the Advisor’s services bears in the month to the total number of Business Days in such month.  The calculation of the Net Assets of the Partnership shall be performed by the administrator of the Partnership in accordance with the methodologies set out in the Partnership Agreement.  The administrator shall also calculate the Management Fee and Incentive Fee, and the Advisor shall be given reasonable prior written notice in advance of any proposed change to the administrator.  If the Advisor disputes the amount of Management Fees or Incentive Fees paid, the parties agree to resolve any disputed amounts in good faith in an expeditious manner.”

4.          The parties agree that the foregoing amendments to the Incentive Fee set out in Clause 1, 2 and 3, shall be deemed to have taken effect as of the 1st day of January 2016 but for the avoidance of doubt any Incentive Fee and/or Management Fee accrued but not paid to the Advisor in respect of the calendar year and/or month ending 31 December 2015 shall not be affected thereby and such amendment shall apply only to fees accrued by the Advisor on or after 1 January 2016.

Broker and Market Changes
5.          Appendix C to the Management Agreement is amended by deleting it in its entirety and replacing it with the Appendix C attached hereto as Exhibit 1.

6. Appendix D to the Management Agreement is amended by adding the following market as a new market:

“Sector	Market	Exchange
Equity	Kuala Lumpur Composite Index	Bursa Malaysian”

7.  The parties agree that the foregoing amendments set out in Clause 5 and 6, shall take effect from the date of this Amendment.

8.          In all other respects the Management Agreement remains unchanged and of full force and effect.

9.          The parties acknowledge that the Advisor is the general partner of Systematica Investments LP, a limited partnership formed in Guernsey, and that the Advisor has entered into this Amendment solely in that capacity.
10.          This Amendment, together with any documents referred to herein, constitutes the whole agreement between the parties relating to the subject matter of this Amendment and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

11.          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same agreement.

12.          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
13.          The parties agree that any dispute or controversy arising out of or relating to this Amendment or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of NFA or, if NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Amendment as written and the arbitrator shall state in writing his reasons for his award, and further provided, that any such arbitration shall occur within the Borough of Manhattan in New York City. Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the 22nd day of July 2016.

CERES MANAGED FUTURES LLC

By /s/ Patrick T. Egan
Patrick T. Egan
President & Director

ORION FUTURES FUND L.P.

By: Ceres Managed Futures LLC, its general partner

By /s/ Patrick T. Egan
Patrick T. Egan
President & Director

SYSTEMATICA INVESTMENTS LIMITED

By /s/ Ben Dixon
Name: Ben Dixon
Title: Director

Exhibit 1
Appendix C
 Approved Futures Commission Merchants, Independent Floor Brokers and OTC FX Dealers
FCM
Morgan Stanley
FUTURES EXECUTING BROKERS
Morgan Stanley.
JP Morgan
Barclays Capital
Credit Suisse
Societe Generale
Tullett
Deutsche Bank
Merrill Lynch International
Goldman Sachs
HSBC
ICAP
Marex
ADM
Jeffries Bache
FX PB
UBS
FX EXECUTING BROKERS
Bank of New York Mellon
Barclays Bank Plc
BNP Paribas (London Branch)
Canadian Imperial Bank of Commerce
Citigroup Global Markets Ltd
Credit Suisse International
Danske Bank
Deutsche Bank AG, London Branch
Goldman Sachs International
HSBC Bank PLC
ING Bank NV
Jeffries Bache Limited

JP Morgan Chase Bank NA
Merrill Lynch International
Morgan Stanley & Co International London
Natixis
Nomura International PLC
The Royal Bank of Scotland PLC
Skandinaviska Enskilda Banken
Societe Generale Paris
Standard Chartered Bank
State Street
UBS AG London